NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS FIRST QUARTER 2017
NET INCOME OF $296 MILLION, OR $.27 PER COMMON SHARE; EARNINGS PER COMMON SHARE OF $.32, EXCLUDING $.05 OF MERGER-RELATED CHARGES

Positive operating leverage compared to the prior year and prior quarter

Noninterest expense, excluding merger-related charges, down 8% from 4Q16, resulting in a cash efficiency ratio of 60.4% in 1Q17

Significant progress on merger synergies; expect to achieve $450 million in acquisition cost savings by early 2018

Return on average tangible common equity, excluding merger-related charges, of 12.9% for 1Q17

CLEVELAND, April 20, 2017 – KeyCorp (NYSE: KEY) today announced first quarter net income from continuing operations attributable to Key common shareholders of $296 million, or $.27 per common share, compared to $213 million or $.20 per common share, for the fourth quarter of 2016, and $182 million, or $.22 per common share, for the first quarter of 2016. During the first quarter of 2017, Key incurred merger-related charges totaling $81 million, or $.05 per common share, compared to $198 million, or $.11 per common share, in the fourth quarter of 2016, and $24 million, or $.02 per common share, in the first quarter of 2016. Excluding merger-related charges, earnings per common share were $.32 for the first quarter of 2017, $.31 for the fourth quarter of 2016, and $.24 for the first quarter of 2016.

"Key’s strong first quarter results reflect continued business momentum and our success in realizing value from our First Niagara acquisition,” said Chairman and Chief Executive Officer Beth Mooney. “We generated positive operating leverage compared to both the prior year and previous quarter. Revenue relative to the year-ago period benefited from higher net interest income, positive momentum in our fee-based businesses and the addition of over one million newly acquired consumer and business clients. We have been successfully growing and expanding client relationships in both our Community Bank and Corporate Bank, and we remain on a path to deliver revenue synergies from our acquisition.”

“Expenses reflect our continued focus on managing costs throughout the Key franchise, as well as realizing the targeted savings from First Niagara,” Mooney continued. “We remain on track to achieve our initial $400 million cost savings target by the end of the second quarter and expect to reach $450 million by early 2018. In the first quarter, our cash efficiency ratio, excluding merger-related charges, improved to 60.4%.”

“Our capital position remains strong, and this quarter, we generated a return on average tangible common equity of 12.9%, excluding merger-related charges,” Mooney added.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Selected Financial Highlights

dollars in millions, except per share data				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Income (loss) from continuing operations attributable to Key common shareholders	$296	$213	$182	39.0%	62.6%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.27	.20	.22	35.0	22.7
Return on average total assets from continuing operations	.99%	.69%	.80%	N/A	N/A
Common Equity Tier 1 ratio (non-GAAP) (a), (b)	9.87	9.54	11.07	N/A	N/A
Book value at period end	$12.71	$12.58	$12.79	1.0%	(.6)%
Net interest margin (TE) from continuing operations	3.13%	3.12%	2.89%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(b) 3/31/2017 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Net interest income (TE)	$929	$948	$612	(2.0)%	51.8%
Noninterest income	577	618	431	(6.6)%	33.9%
Total revenue	$1,506	$1,566	$1,043	(3.8)%	44.4%

TE = Taxable Equivalent

First quarter 2017 net interest income included $53 million of purchase accounting accretion related to the acquisition of First Niagara. This compares to $92 million of purchase accounting accretion in the fourth quarter of 2016, which included $34 million related to the refinement of third quarter 2016 purchase accounting estimates.

Taxable-equivalent net interest income was $929 million for the first quarter of 2017, and the net interest margin was 3.13%, compared to taxable-equivalent net interest income of $612 million and a net interest margin of 2.89% for the first quarter of 2016, reflecting the benefit from the First Niagara acquisition, including purchase accounting accretion, as well as higher earning asset yields and balances.

Compared to the fourth quarter of 2016, taxable-equivalent net interest income decreased by $19 million, and the net interest margin increased by one basis point. The decline in net interest income reflects a decline in purchase accounting accretion and two fewer days in the quarter, partly offset by higher earning asset yields. The net interest margin benefited from higher earning asset yields and lower levels of liquidity, offset by a decline in purchase accounting accretion.

Excluding purchase accounting accretion, taxable-equivalent net interest income increased $20 million from the fourth quarter of 2016 and $264 million from the first quarter of 2016.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Noninterest Income

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Trust and investment services income	$135	$123	$109	9.8%	23.9%
Investment banking and debt placement fees	127	157	71	(19.1)	78.9
Service charges on deposit accounts	87	84	65	3.6	33.8
Operating lease income and other leasing gains	23	21	17	9.5	35.3
Corporate services income	54	61	50	(11.5)	8.0
Cards and payments income	65	69	46	(5.8)	41.3
Corporate-owned life insurance income	30	40	28	(25.0)	7.1
Consumer mortgage income	6	6	2	—	200.0
Mortgage servicing fees	18	20	12	(10.0)	50.0
Net gains (losses) from principal investing	1	4	—	(75.0)	N/M
Other income	31	33	31	(6.1)	—
Total noninterest income	$577	$618	$431	(6.6)%	33.9%
Merger-related charges	—	9	—	N/M	N/M
Total noninterest income excluding merger-related charges	$577	$609	$431	(5.3)%	33.9%

N/M = Not Meaningful

Key’s noninterest income was $577 million for the first quarter of 2017, compared to $431 million for the year-ago quarter. The most notable increase was in investment banking and debt placement fees, which increased $56 million, related to improved capital markets conditions and activity from the year-ago period. Trust and investment services income, cards and payments income, and service charges on deposit accounts also contributed to the growth, largely related to the First Niagara acquisition.

Compared to the fourth quarter of 2016, noninterest income decreased by $41 million. The decrease was primarily attributable to lower investment banking and debt placement fees, as well as a decline in corporate-owned life insurance income, which is seasonally lower in the first quarter. Corporate services income also decreased $7 million related to lower loan and derivative trading income. An increase of $12 million in trust and investment services income related to higher insurance revenue and fixed income trading volume slightly offset these declines.

Noninterest Expense

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Personnel expense	$556	$648	$404	(14.2)%	37.6%
Nonpersonnel expense	457	572	299	(20.1)	52.8
Total noninterest expense	$1,013	$1,220	$703	(17.0)	44.1

Merger-related charges	81	207	24	(60.9)	237.5
Total noninterest expense excluding merger-related charges	$932	$1,013	$679	(8.0)%	37.3%

N/M = Not Meaningful

Key’s noninterest expense was $1.0 billion for the first quarter of 2017, which included $81 million of merger-related charges. The merger-related charges were primarily made up of $51 million of nonpersonnel expense, largely recognized in marketing, net occupancy, business services and professional fees, and other expense reflecting a $20 million philanthropic contribution related to First Niagara. The remaining $30 million was personnel expense, related to ongoing integration activities. In the fourth quarter of 2016, noninterest expense included $207 million of merger-related charges, while $24 million of merger-related charges were incurred in the first quarter of 2016.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Excluding merger-related charges, noninterest expense was $253 million higher than the first quarter of last year. The increase from the prior year, reflected in both personnel and nonpersonnel expense, was primarily driven by the acquisition of First Niagara. Higher incentive compensation related to stronger capital markets performance also contributed to the year-over-year increase.

Compared to the fourth quarter of 2016, noninterest expense, excluding merger-related charges, decreased by $81 million. The decrease primarily reflects cost savings related to the First Niagara acquisition, reflected in both personnel and nonpersonnel expense. Lower incentive and stock-based compensation and the absence of a pension settlement charge also contributed to the decline. These decreases were partially offset by seasonally higher employee benefits expenses.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Commercial and industrial (a)	$40,002	$39,495	$31,590	1.3%	26.6%
Other commercial loans	22,175	21,617	13,111	2.6	69.1
Home equity loans	12,611	12,812	10,240	(1.6)	23.2
Other consumer loans	11,345	11,436	5,215	(.8)	117.5
Total loans	$86,133	$85,360	$60,156.9%		43.2%

(a)
Commercial and industrial average loan balances include $114 million, $119 million, and $85 million of assets from commercial credit cards at March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

Average loans were $86.1 billion for the first quarter of 2017, an increase of $26 billion compared to the first quarter of 2016, primarily reflecting the impact of the First Niagara acquisition and growth in commercial and industrial loans.

Compared to the fourth quarter of 2016, average loans increased by $773 million, driven by a $507 million increase in commercial and industrial loans, and a $416 million increase in commercial mortgage loans. The growth reflects overall business activity and lower payoffs in Key’s Commercial Real Estate line of business. Consumer loans decreased $292 million, mostly related to continued decline in the home equity loan portfolio, largely the result of paydowns on home equity lines of credit.

Average Deposits

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Non-time deposits	$91,745	$94,414	$65,637	(2.8)%	39.8%
Certificates of deposit ($100,000 or more)	5,627	5,428	2,761	3.7	103.8
Other time deposits	4,706	4,849	3,200	(2.9)	47.1
Total deposits	$102,078	$104,691	$71,598	(2.5)%	42.6%

Cost of total deposits	.23%	.22%	.17%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $102.1 billion for the first quarter of 2017, an increase of $30.5 billion compared to the year-ago quarter, primarily reflecting the acquisition of First Niagara and core deposit growth in Key’s retail banking franchise.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Compared to the fourth quarter of 2016, average deposits decreased by $2.6 billion, largely driven by a decline in escrow deposits and a targeted reduction in certain short-term commercial deposits. On a period-end basis, total deposits decreased $105 million compared to the linked-quarter, as core deposit growth in Key’s retail banking franchise largely offset the decline in escrow deposits.

ASSET QUALITY

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Net loan charge-offs	$58	$72	$46	(19.4)%	26.1%
Net loan charge-offs to average total loans	.27%	.34%	.31%	N/A	N/A
Nonperforming loans at period end (a)	$573	$625	$676	(8.3)	(15.2)
Nonperforming assets at period end (a)	623	676	692	(7.8)	(10.0)
Allowance for loan and lease losses	870	858	826	1.4	5.3
Allowance for loan and lease losses to nonperforming loans (a)	151.8%	137.3%	122.2%	N/A	N/A
Provision for credit losses	$63	$66	$89	(4.5)%	(29.2)%

(a)	Nonperforming loan balances exclude $812 million, $865 million, and $11 million of purchased credit impaired loans at March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $63 million for the first quarter of 2017, compared to $89 million for the first quarter of 2016 and $66 million for the fourth quarter of 2016. Key’s allowance for loan and lease losses was $870 million, or 1.01% of total period-end loans, at March 31, 2017, compared to 1.37% at March 31, 2016, and 1.00% at December 31, 2016.

Net loan charge-offs for the first quarter of 2017 totaled $58 million, or .27% of average total loans. These results compare to $46 million, or .31%, for the first quarter of 2016, and $72 million, or .34%, for the fourth quarter of 2016.

At March 31, 2017, Key’s nonperforming loans totaled $573 million, which represented .67% of period-end portfolio loans. These results compare to 1.12% at March 31, 2016, and .73% at December 31, 2016. Nonperforming assets at March 31, 2017, totaled $623 million, and represented .72% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 1.14% at March 31, 2016, and .79% at December 31, 2016.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2017.

Capital Ratios

	3/31/2017	12/31/2016	3/31/2016
Common Equity Tier 1 (a), (b)	9.87%	9.54%	11.07%
Tier 1 risk-based capital (a)	10.70	10.89	11.38
Total risk based capital (a)	12.64	12.85	13.12
Tangible common equity to tangible assets (b)	8.51	8.09	9.97
Leverage (a)	9.81	9.90	10.73

(a)	3/31/2017 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Key's capital position remained strong throughout the first quarter. As shown in the preceding table, at March 31, 2017, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.87% and 10.70%, respectively. In addition, the tangible common equity ratio was 8.51% at March 31, 2017.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.80% at March 31, 2017. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Shares outstanding at beginning of period	1,079,314	1,082,055	835,751	(.3)%	29.1%
Open market repurchases and return of shares under employee compensation plans	(8,673)	(4,380)	—	98.0	N/M
Shares issued under employee compensation plans (net of cancellations)	6,270	1,642	6,539	281.9	(4.1)
Common shares exchanged for Series A Preferred Stock	20,568	—	—	N/M	N/M
Common shares issued to acquire First Niagara	—	(3)	—	N/M	N/M
Shares outstanding at end of period	1,097,479	1,079,314	842,290	1.7%	30.3%

N/M = Not Meaningful

On March 20, 2017, Key converted all outstanding shares of its outstanding 7.75% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (NYSE: KEY.G) shares into common shares, adding approximately 21 million common shares outstanding.

Consistent with Key's 2016 Capital Plan, during the first quarter of 2017, Key declared a dividend of $.085 per common share and completed $160 million of common share repurchases, including $107 million of common share repurchases in the open market and $53 million of share repurchases related to employee equity compensation programs.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Major Business Segments

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Revenue from continuing operations (TE)
Key Community Bank	$908	$902	$595.7%		52.6%
Key Corporate Bank	579	630	425	(8.1)	36.2
Other Segments	28	38	21	(26.3)	33.3
Total segments	1,515	1,570	1,041	(3.5)	45.5
Reconciling Items	(9)	(4)	2	N/M	N/M
Total	$1,506	$1,566	$1,043	(3.8)%	44.4%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$147	$108	$74	36.1%	98.6%
Key Corporate Bank	181	222	118	(18.5)	53.4
Other Segments	21	34	15	(38.2)	40.0
Total segments	349	364	207	(4.1)	68.6
Reconciling Items (a)	(25)	(131)	(20)	N/M	N/M
Total	$324	$233	$187	39.1%	73.3%

(a)	Reconciling items consists primarily of the unallocated portion of merger-related charges and items not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Summary of operations
Net interest income (TE)	$631	$629	$399.3%		58.1%
Noninterest income	277	273	196	1.5	41.3
Total revenue (TE)	908	902	595.7		52.6
Provision for credit losses	47	48	42	(2.1)	11.9
Noninterest expense	627	682	436	(8.1)	43.8
Income (loss) before income taxes (TE)	234	172	117	36.0	100.0
Allocated income taxes (benefit) and TE adjustments	87	64	43	35.9	102.3
Net income (loss) attributable to Key	$147	$108	$74	36.1%	98.6%

Average balances
Loans and leases	$47,036	$47,031	$30,789	—	52.8%
Total assets	50,962	50,939	32,856	—	55.1
Deposits	79,393	79,358	52,803	—	50.4

Assets under management at period end	$37,417	$36,592	$34,107	2.3%	9.7%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Additional Key Community Bank Data

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Noninterest income
Trust and investment services income	$98	$88	$73	11.4%	34.2%
Service charges on deposit accounts	75	71	54	5.6	38.9
Cards and payments income	55	59	43	(6.8)	27.9
Other noninterest income	49	55	26	(10.9)	88.5
Total noninterest income	$277	$273	$196	1.5%	41.3%

Average deposit balances
NOW and money market deposit accounts	$45,027	$44,368	$29,432	1.5%	53.0%
Savings deposits	5,268	5,326	2,340	(1.1)	125.1
Certificates of deposit ($100,000 or more)	3,878	3,659	2,120	6.0	82.9
Other time deposits	4,692	4,836	3,197	(3.0)	46.8
Noninterest-bearing deposits	20,528	21,169	15,714	(3.0)%	30.6
Total deposits	$79,393	$79,358	$52,803	—	50.4%

Home equity loans
Average balance	$12,456	$12,560	$10,037
Combined weighted-average loan-to-value ratio (at date of origination)	70%	71%	71%
Percent first lien positions	60	57	61

Other data
Branches	1,216	1,217	961
Automated teller machines	1,594	1,593	1,249

Key Community Bank Summary of Operations (1Q17 vs. 1Q16)

•	Positive operating leverage compared to prior year

•	Net income increased $73 million, or 98.6%, from prior year

•	Average commercial and industrial loans increased $5.1 billion, or 39.3%, from the prior year

•	Average deposits increased $26.6 billion, or 50.4%, from the prior year

Key Community Bank recorded net income attributable to Key of $147 million for the first quarter of 2017, compared to $74 million for the year-ago quarter, benefiting from momentum in Key's core businesses, as well as the impact of the First Niagara acquisition.
Taxable-equivalent net interest income increased by $232 million, or 58.1%, from the first quarter of 2016. The increase was primarily attributable to the acquisition of First Niagara, as well as the benefit from the Federal Reserve rate increase. Average loans and leases increased $16.2 billion, or 52.8%, largely driven by a $5.1 billion, or 39.3%, increase in commercial and industrial loans. Additionally, average deposits increased $26.6 billion, or 50.4% from one year ago.
Noninterest income was up $81 million, or 41.3%, from the year-ago quarter, driven by the acquisition of First Niagara, including the addition of Key Insurance and Benefits Services. Strength in derivatives and higher assets under management balances from market growth also contributed to the increase.
The provision for credit losses increased by $5 million, or 11.9%, and net loan charge-offs increased $20 million, from the first quarter of 2016, primarily related to the acquisition of First Niagara.
Noninterest expense increased by $191 million, or 43.8%, from the year-ago quarter, largely driven by the acquisition of First Niagara, as well as core business activity and investments. Personnel expense increased $75 million, while non-personnel expense increased by $116 million, including higher intangible amortization expense and higher FDIC assessment expense.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Key Corporate Bank

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Summary of operations
Net interest income (TE)	$304	$333	$218	(8.7)%	39.4%
Noninterest income	275	297	207	(7.4)	32.9
Total revenue (TE)	579	630	425	(8.1)	36.2
Provision for credit losses	17	20	43	(15.0)	(60.5)
Noninterest expense	303	326	237	(7.1)	27.8
Income (loss) before income taxes (TE)	259	284	145	(8.8)	78.6
Allocated income taxes and TE adjustments	78	63	27	23.8	188.9
Net income (loss)	181	221	118	(18.1)	53.4
Less: Net income (loss) attributable to noncontrolling interests	—	(1)	—	N/M	N/M
Net income (loss) attributable to Key	$181	$222	$118	(18.5)%	53.4%

Average balances
Loans and leases	$37,737	$36,770	$27,722	2.6%	36.1%
Loans held for sale	1,097	1,223	811	(10.3)	35.3
Total assets	44,167	43,210	33,413	2.2	32.2
Deposits	21,003	23,172	18,074	(9.4)%	16.2%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 1Q17 vs.
	1Q17	4Q16	1Q16	4Q16	1Q16
Noninterest income
Trust and investment services income	$37	$35	$36	5.7%	2.8%
Investment banking and debt placement fees	124	154	70	(19.5)	77.1
Operating lease income and other leasing gains	21	18	13	16.7	61.5

Corporate services income	38	43	38	(11.6)	—
Service charges on deposit accounts	12	12	11	—	9.1
Cards and payments income	10	9	3	11.1	233.3
Payments and services income	60	64	52	(6.3)	15.4

Mortgage servicing fees	16	18	12	(11.1)	33.3
Other noninterest income	17	8	24	112.5	(29.2)
Total noninterest income	$275	$297	$207	(7.4)%	32.9%

Key Corporate Bank Summary of Operations (1Q17 vs. 1Q16)

•	Average loan and lease balances up $10 billion, or 36.1%, from the prior year

•	Revenue up $154 million, or 36.2%, from the prior year

•	Noninterest income up $68 million, or 32.9%, from the prior year

Key Corporate Bank recorded net income attributable to Key of $181 million for the first quarter of 2017, compared to $118 million for the same period one year ago.

Taxable-equivalent net interest income increased by $86 million, or 39.4%, compared to the first quarter of 2016. Average loan and lease balances increased $10 billion, or 36.1%, from the year-ago quarter, primarily driven by the First Niagara acquisition as well as growth in commercial and industrial loans.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Average deposit balances increased $2.9 billion, or 16.2%, from the year-ago quarter, mostly driven by the First Niagara acquisition.

Noninterest income was up $68 million, or 32.9%, from the prior year. This growth was mostly due to $54 million of higher investment banking and debt placement fees related to improved capital markets conditions and activity from the year-ago period, as well as an increase of $8 million in operating lease income and other leasing gains related to higher originations. Additional increases of $7 million in cards and payments income and $4 million in mortgage servicing fees were partially offset by a $7 million decrease in other noninterest income.

The provision for credit losses decreased $26 million, or 60.5%, compared to the first quarter of 2016 due to $4 million of lower net loan charge-offs and improvement in the oil and gas portfolio.

Noninterest expense increased by $66 million, or 27.8%, from the first quarter of 2016. The increase from the prior year, reflected in both personnel and nonpersonnel expense, was largely driven by the acquisition of First Niagara, higher performance-based compensation and various other items, including operating lease and cards and payments expenses.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $21 million for the first quarter of 2017, compared to $15 million for the same period last year, driven by increases in corporate-owned life insurance income, net gains on principal investing, and other income.

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $134.5 billion at March 31, 2017.

Key provides deposit, lending, cash management, insurance, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2016, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, April 20, 2017. An audio replay of the call will be available through April 30, 2017.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

KeyCorp
First Quarter 2017
Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Expense
21	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
22	Summary of Changes in Loans Held for Sale
23	Asset Quality Statistics From Continuing Operations
24	Summary of Loan and Lease Loss Experience From Continuing Operations
25	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
26	Summary of Changes in Nonperforming Loans From Continuing Operations
26	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
27	Line of Business Results

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2017	12/31/2016	3/31/2016
Summary of operations
Net interest income (TE)	$929	$948	$612
Noninterest income	577	618	431
Total revenue (TE)	1,506	1,566	1,043
Provision for credit losses	63	66	89
Noninterest expense	1,013	1,220	703
Income (loss) from continuing operations attributable to Key	324	233	187
Income (loss) from discontinued operations, net of taxes (a)	—	(4)	1
Net income (loss) attributable to Key	324	229	188

Income (loss) from continuing operations attributable to Key common shareholders	296	213	182
Income (loss) from discontinued operations, net of taxes (a)	—	(4)	1
Net income (loss) attributable to Key common shareholders	296	209	183

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.28	$.20	$.22
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.28	.20	.22

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.27	.20	.22
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.27	.19	.22

Cash dividends declared per common share	.085	.085	.075
Book value at period end	12.71	12.58	12.79
Tangible book value at period end	10.21	9.99	11.52
Market price at period end	17.78	18.27	11.04

Performance ratios
From continuing operations:
Return on average total assets	.99%	.69%	.80%
Return on average common equity	8.76	6.22	6.86
Return on average tangible common equity (c)	10.98	7.88	7.64
Net interest margin (TE)	3.13	3.12	2.89
Cash efficiency ratio (c)	65.8	76.2	66.6

From consolidated operations:
Return on average total assets	.98%	.67%	.79%
Return on average common equity	8.76	6.10	6.90
Return on average tangible common equity (c)	10.98	7.73	7.68
Net interest margin (TE)	3.11	3.09	2.83
Loan to deposit (d)	85.6	85.2	85.7

Capital ratios at period end
Key shareholders’ equity to assets	11.14%	11.17%	11.25%
Key common shareholders’ equity to assets	10.37	9.95	10.95
Tangible common equity to tangible assets (c)	8.51	8.09	9.97
Common Equity Tier 1 (c), (e)	9.87	9.54	11.07
Tier 1 risk-based capital (e)	10.70	10.89	11.38
Total risk-based capital (e)	12.64	12.85	13.12
Leverage (e)	9.81	9.90	10.73

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Financial Highlights (continued)
(dollars in millions)
	Three months ended
	3/31/2017	12/31/2016	3/31/2016
Asset quality — from continuing operations
Net loan charge-offs	$58	$72	$46
Net loan charge-offs to average loans	.27%	.34%	.31%
Allowance for loan and lease losses	$870	$858	$826
Allowance for credit losses	918	913	895
Allowance for loan and lease losses to period-end loans	1.01%	1.00%	1.37%
Allowance for credit losses to period-end loans	1.07	1.06	1.48
Allowance for loan and lease losses to nonperforming loans (f)	151.8	137.3	122.2
Allowance for credit losses to nonperforming loans (f)	160.2	146.1	132.4
Nonperforming loans at period end (f)	$573	$625	$676
Nonperforming assets at period end (f)	623	676	692
Nonperforming loans to period-end portfolio loans (f)	.67%	.73%	1.12%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.72	.79	1.14

Trust assets
Assets under management	$37,417	$36,592	$34,107

Other data
Average full-time equivalent employees	18,386	18,849	13,403
Branches	1,216	1,217	961

Taxable-equivalent adjustment	$11	$10	$8

(a)
In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits (excluding deposits in foreign office).

(e)	3/31/2017 ratio is estimated.

(f)	Nonperforming loan balances exclude $812 million, $865 million, and $11 million of purchased credit impaired loans at March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” certain financial measures excluding merger-related charges, and “cash efficiency ratio.”

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

As previously disclosed, Key completed its purchase of First Niagara on August 1, 2016. The definitive agreement and plan of merger to acquire First Niagara was originally announced on October 30, 2015. As a result of this transaction, Key has recognized merger-related charges. The table below shows the computation of noninterest expense excluding merger-related charges, earnings per common share excluding merger-related charges, return on average tangible common equity excluding merger-related charges, return on average assets from continuing operations excluding merger-related charges, cash efficiency ratio excluding merger-related charges, and pre-provision net revenue excluding merger-related charges. Management believes that eliminating the effects of the merger-related charges makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The table below also shows the computation for the cash efficiency ratio excluding merger-related charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		Three months ended
		3/31/2017	12/31/2016	3/31/2016
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)		$14,976	$15,240	$11,066
Less:	Intangible assets (a)	2,751	2,788	1,077
	Preferred Stock (b)	1,009	1,640	281
	Tangible common equity (non-GAAP)	$11,216	$10,812	$9,708

Total assets (GAAP)		$134,476	$136,453	$98,402
Less:	Intangible assets (a)	2,751	2,788	1,077
	Tangible assets (non-GAAP)	$131,725	$133,665	$97,325

Tangible common equity to tangible assets ratio (non-GAAP)		8.51%	8.09%	9.97%

Common Equity Tier 1 at period end
Key shareholders’ equity (GAAP)		$14,976	$15,240	$11,066
Less:	Preferred Stock (b)	1,009	1,640	281
	Common Equity Tier 1 capital before adjustments and deductions	13,967	13,600	10,785
Less:	Goodwill, net of deferred taxes	2,386	2,405	1,033
	Intangible assets, net of deferred taxes	189	155	35
	Deferred tax assets	6	4	1
	Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	(179)	(185)	70
	Accumulated gains (losses) on cash flow hedges, net of deferred taxes	(75)	(52)	46
	Amounts in accumulated other comprehensive income (loss) attributed to
	pension and postretirement benefit costs, net of deferred taxes	(336)	(339)	(365)
	Total Common Equity Tier 1 capital (c)	$11,976	$11,612	$9,965

Net risk-weighted assets (regulatory) (c)		$121,305	$121,671	$90,014

Common Equity Tier 1 ratio (non-GAAP) (c)		9.87%	9.54%	11.07%

Pre-provision net revenue
Net interest income (GAAP)		$918	$938	$604
Plus:	Taxable-equivalent adjustment	11	10	8
	Noninterest income	577	618	431
Less:	Noninterest expense	1,013	1,220	703
	Pre-provision net revenue from continuing operations (non-GAAP)	$493	$346	$340
Plus:	Merger-related charges	81	198	24
	Pre-provision net revenue from continuing operations excluding merger-related charges (non-GAAP)	$574	$544	$364

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Three months ended
		3/31/2017	12/31/2016	3/31/2016
Average tangible common equity
Average Key shareholders’ equity (GAAP)		$15,184	$14,901	$10,953
Less:	Intangible assets (average) (d)	2,772	2,874	1,079
	Preferred Stock (average)	1,480	1,274	290
	Average tangible common equity (non-GAAP)	$10,932	$10,753	$9,584

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$296	$213	$182
Add:	Merger-related charges, after tax	51	124	15
Net income (loss) from continuing operations attributable to Key common shareholders excluding
	merger-related charges (non-GAAP)	$347	$337	$197

Average tangible common equity (non-GAAP)		10,932	10,753	9,584

Return on average tangible common equity from continuing operations (non-GAAP)		10.98%	7.88%	7.64%

Return on average tangible common equity from continuing operations excluding merger-related charges (non-GAAP)		12.87%	12.47%	8.27%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$296	$209	$183
Average tangible common equity (non-GAAP)		10,932	10,753	9,584

Return on average tangible common equity consolidated (non-GAAP)		10.98%	7.73%	7.68%

Noninterest expense excluding merger-related charges
Noninterest expense (GAAP)		$1,013	$1,220	$703
Less:	Merger-related charges	81	207	24
	Noninterest expense excluding merger-related charges (non-GAAP)	$932	$1,013	$679

Earnings per common share (EPS) excluding merger-related charges
EPS from continuing operations attributable to Key common shareholders — assuming dilution		$.27	$.20	$.22
Add:	EPS impact of merger-related charges	.05	.11	.02
	EPS from continuing operations attributable to Key common shareholders
	excluding merger-related charges (non-GAAP)	$.32	$.31	$.24

Cash efficiency ratio
Noninterest expense (GAAP)		$1,013	$1,220	$703
Less:	Intangible asset amortization	22	27	8
	Adjusted noninterest expense (non-GAAP)	991	1,193	695
Less:	Merger-related charges	81	207	24
	Adjusted noninterest expense excluding merger-related charges (non-GAAP)	$910	$986	$671

Net interest income (GAAP)		$918	$938	$604
Plus:	Taxable-equivalent adjustment	11	10	8
	Noninterest income	577	618	431
	Total taxable-equivalent revenue (non-GAAP)	1,506	1,566	1,043
Add:	Merger-related charges	—	(9)	—
	Adjusted total taxable-equivalent revenue excluding merger-related charges (non-GAAP)	$1,506	$1,557	$1,043

Cash efficiency ratio (non-GAAP)		65.8%	76.2%	66.6%

Cash efficiency ratio excluding merger-related charges (non-GAAP)		60.4%	63.3%	64.3%

Return on average total assets from continuing operations excluding merger-related charges
Income from continuing operations attributable to Key (GAAP)		$324	$233	$187
Add:	Merger-related charges, after tax	51	124	15
	Income from continuing operations attributable to Key excluding merger-related
	charges, after tax (non-GAAP)	$375	$357	$202

Average total assets from continuing operations (GAAP)		$132,741	$134,428	$94,477

Return on average total assets from continuing operations excluding merger-related charges (non-GAAP)		1.15%	1.06%	.86%

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
Three months ended
3/31/2017
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR	$11,976
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (e)	(50)
Common Equity Tier 1 anticipated under the fully phased-in RCR (f)	$11,926

Net risk-weighted assets under current RCR	$121,305
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (g)	597
Deferred tax assets	92
Volcker funds	(172)
All other assets	(72)
Total risk-weighted assets anticipated under the fully phased-in RCR (f)	$121,750

Common Equity Tier 1 ratio under the fully phased-in RCR (f)	9.80%

(a)
For the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, intangible assets exclude $38 million, $42 million, and $40 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)	3/31/17 amount is estimated.

(d)
For the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, average intangible assets exclude $40 million, $46 million, and $42 million, respectively, of average purchased credit card receivables.

(e)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(f)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(g)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Consolidated Balance Sheets
(dollars in millions)

	3/31/2017	12/31/2016	3/31/2016
Assets
Loans	$86,125	$86,038	$60,438
Loans held for sale	1,384	1,104	684
Securities available for sale	18,431	20,212	14,304
Held-to-maturity securities	10,186	10,232	5,003
Trading account assets	921	867	765
Short-term investments	2,525	2,775	5,436
Other investments	689	738	643
Total earning assets	120,261	121,966	87,273
Allowance for loan and lease losses	(870)	(858)	(826)
Cash and due from banks	549	677	474
Premises and equipment	935	978	750
Operating lease assets	563	540	362
Goodwill	2,427	2,446	1,060
Other intangible assets	362	384	57
Corporate-owned life insurance	4,087	4,068	3,557
Derivative assets	578	803	1,065
Accrued income and other assets	4,064	3,864	2,849
Discontinued assets	1,520	1,585	1,781
Total assets	$134,476	$136,453	$98,402

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$55,095	$54,590	$38,946
Savings deposits	6,306	6,491	2,385
Certificates of deposit ($100,000 or more)	5,859	5,483	3,095
Other time deposits	4,694	4,698	3,259
Total interest-bearing deposits	71,954	71,262	47,685
Noninterest-bearing deposits	32,028	32,825	25,697
Total deposits	103,982	104,087	73,382
Federal funds purchased and securities sold under repurchase agreements	442	1,502	374
Bank notes and other short-term borrowings	943	808	615
Derivative liabilities	255	636	790
Accrued expense and other liabilities	1,552	1,796	1,410
Long-term debt	12,324	12,384	10,760
Total liabilities	119,498	121,213	87,331

Equity
Preferred stock	1,025	1,665	290
Common shares	1,257	1,257	1,017
Capital surplus	6,287	6,385	3,818
Retained earnings	9,584	9,378	9,042
Treasury stock, at cost	(2,623)	(2,904)	(2,888)
Accumulated other comprehensive income (loss)	(554)	(541)	(213)
Key shareholders’ equity	14,976	15,240	11,066
Noncontrolling interests	2	—	5
Total equity	14,978	15,240	11,071
Total liabilities and equity	$134,476	$136,453	$98,402

Common shares outstanding (000)	1,097,479	1,079,314	842,290

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2017	12/31/2016	3/31/2016
Interest income
Loans	$877	$898	$562
Loans held for sale	13	11	8
Securities available for sale	95	92	75
Held-to-maturity securities	51	44	24
Trading account assets	7	6	7
Short-term investments	3	5	4
Other investments	4	6	3
Total interest income	1,050	1,062	683

Interest expense
Deposits	58	57	31
Federal funds purchased and securities sold under repurchase agreements	1	1	—
Bank notes and other short-term borrowings	5	3	2
Long-term debt	68	63	46
Total interest expense	132	124	79

Net interest income	918	938	604
Provision for credit losses	63	66	89
Net interest income after provision for credit losses	855	872	515

Noninterest income
Trust and investment services income	135	123	109
Investment banking and debt placement fees	127	157	71
Service charges on deposit accounts	87	84	65
Operating lease income and other leasing gains	23	21	17
Corporate services income	54	61	50
Cards and payments income	65	69	46
Corporate-owned life insurance income	30	40	28
Consumer mortgage income	6	6	2
Mortgage servicing fees	18	20	12
Net gains (losses) from principal investing	1	4	—
Other income (a)	31	33	31
Total noninterest income	577	618	431

Noninterest expense
Personnel	556	648	404
Net occupancy	87	112	61
Computer processing	60	97	43
Business services and professional fees	46	78	41
Equipment	27	30	21
Operating lease expense	19	17	13
Marketing	21	35	12
FDIC assessment	20	23	9
Intangible asset amortization	22	27	8
OREO expense, net	2	3	1
Other expense	153	150	90
Total noninterest expense	1,013	1,220	703
Income (loss) from continuing operations before income taxes	419	270	243
Income taxes	94	38	56
Income (loss) from continuing operations	325	232	187
Income (loss) from discontinued operations, net of taxes	—	(4)	1
Net income (loss)	325	228	188
Less: Net income (loss) attributable to noncontrolling interests	1	(1)	—
Net income (loss) attributable to Key	$324	$229	$188

Income (loss) from continuing operations attributable to Key common shareholders	$296	$213	$182
Net income (loss) attributable to Key common shareholders	296	209	183

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.28	$.20	$.22
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.28	.20	.22

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.27	$.20	$.22
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.27	.19	.22

Cash dividends declared per common share	$.085	$.085	$.075

Weighted-average common shares outstanding (000)	1,068,609	1,067,771	827,381
Effect of common share options and other stock awards	17,931	15,946	7,679
Weighted-average common shares and potential common shares outstanding (000) (c)	1,086,540	1,083,717	835,060

(a)
For the three months ended March 31, 2017, net securities gains (losses) totaled $1 million. For the three months ended December 31, 2016, net securities gains (losses) totaled $6 million. For the three months ended March 31, 2016, net securities gains (losses) totaled less than $1 million. For the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	First Quarter 2017			Fourth Quarter 2016			First Quarter 2016
	Average			Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$40,002	$373	3.77%	$39,495	$365	3.68%	$31,590	$263	3.35%
Real estate — commercial mortgage	15,187	164	4.39	14,771	168	4.50	8,138	77	3.78
Real estate — construction	2,353	26	4.54	2,222	37	6.72	1,016	10	4.11
Commercial lease financing	4,635	44	3.76	4,624	50	4.34	3,957	36	3.65
Total commercial loans	62,177	607	3.95	61,112	620	4.04	44,701	386	3.47
Real estate — residential mortgage	5,520	54	3.94	5,554	57	4.17	2,236	24	4.18
Home equity loans	12,611	131	4.22	12,812	129	3.99	10,240	103	4.06
Consumer direct loans	1,762	30	6.97	1,785	31	6.84	1,593	26	6.53
Credit cards	1,067	29	11.06	1,088	29	10.78	784	21	10.72
Consumer indirect loans	2,996	37	4.91	3,009	42	5.50	602	10	6.44
Total consumer loans	23,956	281	4.75	24,248	288	4.73	15,455	184	4.76
Total loans	86,133	888	4.17	85,360	908	4.24	60,156	570	3.80
Loans held for sale	1,188	13	4.28	1,323	11	3.39	826	8	4.02
Securities available for sale (b), (e)	19,181	95	1.95	20,145	92	1.82	14,207	75	2.12
Held-to-maturity securities (b)	9,988	51	2.04	9,121	44	1.95	4,817	24	2.01
Trading account assets	968	7	2.75	892	6	2.54	817	7	3.50
Short-term investments	1,610	3.79		3,717	5.49		3,432	4.46
Other investments (e)	709	4	2.26	741	6	3.23	647	3	1.73
Total earning assets	119,777	1,061	3.57	121,299	1,072	3.52	84,902	691	3.27
Allowance for loan and lease losses	(855)			(855)			(803)
Accrued income and other assets	13,819			13,984			10,378
Discontinued assets	1,540			1,610			1,804
Total assets	$134,281			$136,038			$96,281

Liabilities
NOW and money market deposit accounts	$54,295	32.24		$55,444	31.22		$37,708	15.16
Savings deposits	6,351	1.10		6,546	2.10		2,349	—	.02
Certificates of deposit ($100,000 or more) (f)	5,627	16	1.16	5,428	15	1.11	2,761	10	1.37
Other time deposits	4,706	9.76		4,849	9.77		3,200	6.79
Total interest-bearing deposits	70,979	58.33		72,267	57.32		46,018	31.27
Federal funds purchased and securities sold under repurchase agreements	795	1.32		592	1.11		437	—	.07
Bank notes and other short-term borrowings	1,802	5	1.06	934	3	1.11	591	2	1.63
Long-term debt (f), (g)	10,833	68	2.54	10,914	63	2.38	8,566	46	2.19
Total interest-bearing liabilities	84,409	132.63		84,707	124.58		55,612	79.57
Noninterest-bearing deposits	31,099			32,424			25,580
Accrued expense and other liabilities	2,048			2,394			2,322
Discontinued liabilities (g)	1,540			1,610			1,804
Total liabilities	119,096			121,135			85,318
Equity
Key shareholders’ equity	15,184			14,901			10,953
Noncontrolling interests	1			2			10
Total equity	15,185			14,903			10,963
Total liabilities and equity	$134,281			$136,038			$96,281
Interest rate spread (TE)			2.94%			2.94%			2.70%
Net interest income (TE) and net interest margin (TE)		929	3.13%		948	3.12%		612	2.89%
TE adjustment (b)		11			10			8
Net interest income, GAAP basis		$918			$938			$604

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $114 million, $119 million, and $85 million of assets from commercial credit cards for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Noninterest Expense
(dollars in millions)

	Three months ended
	3/31/2017	12/31/2016	3/31/2016
Personnel (a)	$556	$648	$404
Net occupancy	87	112	61
Computer processing	60	97	43
Business services and professional fees	46	78	41
Equipment	27	30	21
Operating lease expense	19	17	13
Marketing	21	35	12
FDIC assessment	20	23	9
Intangible asset amortization	22	27	8
OREO expense, net	2	3	1
Other expense	153	150	90
Total noninterest expense	$1,013	$1,220	$703
Merger-related charges (b)	81	207	24
Total noninterest expense excluding merger-related charges	$932	$1,013	$679
Average full-time equivalent employees (c)	18,386	18,849	13,403

(a)	Additional detail provided in Personnel Expense table below.

(b)	Additional detail provide in Merger-Related Charges table below.

(c)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended
	3/31/2017	12/31/2016	3/31/2016
Salaries and contract labor	$324	$352	$244
Incentive and stock-based compensation	127	185	89
Employee benefits	96	98	68
Severance	9	13	3
Total personnel expense	$556	$648	$404
Merger-related charges	30	80	16
Total personnel expense excluding merger-related charges	$526	$568	$388

Merger-Related Charges
(in millions)

	Three months ended
	3/31/2017	12/31/2016	3/31/2016
Other income	—	$9	—
Noninterest income	—	9	—

Personnel	$30	80	$16
Net occupancy	5	29	—
Business services and professional fees	5	22	7
Computer processing	5	38	—
Marketing	6	13	1
Other nonpersonnel expense	30	25	—
Noninterest expense	81	207	24
Total merger-related charges	$81	$198	$24

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Loan Composition
(dollars in millions)

				Percent change 3/31/2017 vs.
	3/31/2017	12/31/2016	3/31/2016	12/31/2016	3/31/2016
Commercial and industrial (a), (b)	$40,112	$39,768	$31,976.9%		25.4%
Commercial real estate:
Commercial mortgage	15,260	15,111	8,364	1.0	82.4
Construction	2,270	2,345	841	(3.2)	169.9
Total commercial real estate loans	17,530	17,456	9,205.4		90.4
Commercial lease financing (c)	4,665	4,685	3,934	(.4)	18.6
Total commercial loans	62,307	61,909	45,115.6		38.1
Residential — prime loans:
Real estate — residential mortgage	5,507	5,547	2,234	(.7)	146.5
Home equity loans	12,541	12,674	10,149	(1.0)	23.6
Total residential — prime loans	18,048	18,221	12,383	(.9)	45.7
Consumer direct loans	1,735	1,788	1,579	(3.0)	9.9
Credit cards	1,037	1,111	782	(6.7)	32.6
Consumer indirect loans	2,998	3,009	579	(.4)	417.8
Total consumer loans	23,818	24,129	15,323	(1.3)	55.4
Total loans (d), (e)	$86,125	$86,038	$60,438.1%		42.5%

(a)	Loan balances include $114 million, $116 million, and $85 million of commercial credit card balances at March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

(b)
“Commercial, financial and agricultural” was renamed to “Commercial and industrial” in the first quarter of 2017 to better reflect the composition of our loan portfolios. There was no reclassification of previously reported balances.

(c)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $55 million, $68 million, and $115 million at March 31, 2017, December 31, 2016, and March 31, 2016, respectively. Principal reductions are based on the cash payments received from these related receivables.

(d)
At March 31, 2017, total loans include purchased loans of $19.0 billion, of which $812 million were purchased credit impaired. At December 31, 2016, total loans include purchased loans of $21.0 billion, of which $865 million were purchased credit impaired. At March 31, 2016, total loans include purchased loans of $109 million, of which $11 million were purchased credit impaired.

(e)
Total loans exclude loans of $1.5 billion at March 31, 2017, $1.6 billion at December 31, 2016, and $1.8 billion at March 31, 2016, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 3/31/2017 vs.
	3/31/2017	12/31/2016	3/31/2016	12/31/2016	3/31/2016
Commercial and industrial	$171	$19	$103	800.0%	66.0%
Real estate — commercial mortgage	1,150	1,022	562	12.5	104.6
Commercial lease financing	1	—	—	N/M	N/M
Real estate — residential mortgage	62	62	19	—	226.3
Real estate — construction	—	1	—	N/M	N/M
Total loans held for sale (a)	$1,384	$1,104	$684	25.4%	102.3%

(a)	Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $62 million at March 31, 2017 and December 31, 2016.

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	1Q17	4Q16	3Q16	2Q16	1Q16
Balance at beginning of period	$1,104	$1,137	$442	$684	$639
Purchases	—	—	48	—	—
New originations	2,563	2,846	2,857	1,539	1,114
Transfers from (to) held to maturity, net	17	11	2	22	—
Loan sales	(2,299)	(2,889)	(2,180)	(1,802)	(1,108)
Loan draws (payments), net	(1)	(1)	(32)	(1)	39
Balance at end of period (a)	$1,384	$1,104	$1,137	$442	$684

(a)	Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $62 million at March 31, 2017, December 31, 2016, and September 30, 2016.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Asset Quality Statistics From Continuing Operations
(dollars in millions)

	1Q17	4Q16	3Q16	2Q16	1Q16
Net loan charge-offs	$58	$72	$44	$43	$46
Net loan charge-offs to average total loans	.27%	.34%	.23%	.28%	.31%
Allowance for loan and lease losses	$870	$858	$865	$854	$826
Allowance for credit losses (a)	918	913	918	904	895
Allowance for loan and lease losses to period-end loans	1.01%	1.00%	1.01%	1.38%	1.37%
Allowance for credit losses to period-end loans	1.07	1.06	1.07	1.46	1.48
Allowance for loan and lease losses to nonperforming loans (b)	151.8	137.3	119.6	138.0	122.2
Allowance for credit losses to nonperforming loans (b)	160.2	146.1	127.0	146.0	132.4
Nonperforming loans at period end (b)	$573	$625	$723	$619	$676
Nonperforming assets at period end (b)	623	676	760	637	692
Nonperforming loans to period-end portfolio loans (b)	.67%	.73%	.85%	1.00%	1.12%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.72	.79	.89	1.03	1.14

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $812 million, $865 million, $959 million, $11 million, and $11 million of purchased credit impaired loans at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended
	3/31/2017	12/31/2016	3/31/2016
Average loans outstanding	$86,133	$85,360	$60,156
Allowance for loan and lease losses at beginning of period	$858	$865	$796
Loans charged off:
Commercial and industrial	32	40	26

Real estate — commercial mortgage	—	2	1
Real estate — construction	—	—	—
Total commercial real estate loans	—	2	1
Commercial lease financing	7	1	3
Total commercial loans	39	43	30
Real estate — residential mortgage	(2)	—	2
Home equity loans	8	8	10
Consumer direct loans	10	9	6
Credit cards	11	10	8
Consumer indirect loans	11	12	4
Total consumer loans	38	39	30
Total loans charged off	77	82	60
Recoveries:
Commercial and industrial	5	3	3

Real estate — commercial mortgage	—	—	2
Real estate — construction	1	—	1
Total commercial real estate loans	1	—	3
Commercial lease financing	2	1	—
Total commercial loans	8	4	6
Real estate — residential mortgage	2	(2)	2
Home equity loans	3	4	3
Consumer direct loans	1	1	1
Credit cards	1	1	1
Consumer indirect loans	4	2	1
Total consumer loans	11	6	8
Total recoveries	19	10	14
Net loan charge-offs	(58)	(72)	(46)
Provision (credit) for loan and lease losses	70	64	76
Foreign currency translation adjustment	—	1	—
Allowance for loan and lease losses at end of period	$870	$858	$826

Liability for credit losses on lending-related commitments at beginning of period	$55	$53	$56
Provision (credit) for losses on lending-related commitments	(7)	2	13
Liability for credit losses on lending-related commitments at end of period (a)	$48	$55	$69

Total allowance for credit losses at end of period	$918	$913	$895

Net loan charge-offs to average total loans	.27%	.34%	.31%
Allowance for loan and lease losses to period-end loans	1.01	1.00	1.37
Allowance for credit losses to period-end loans	1.07	1.06	1.48
Allowance for loan and lease losses to nonperforming loans	151.8	137.3	122.2
Allowance for credit losses to nonperforming loans	160.2	146.1	132.4

Discontinued operations — education lending business:
Loans charged off	$6	$7	$9
Recoveries	2	3	3
Net loan charge-offs	$(4)	$(4)	$(6)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Commercial and industrial	$258	$297	$335	$321	$380

Real estate — commercial mortgage	32	26	32	14	16
Real estate — construction	2	3	17	25	12
Total commercial real estate loans	34	29	49	39	28
Commercial lease financing	5	8	13	10	11
Total commercial loans	297	334	397	370	419
Real estate — residential mortgage	54	56	72	54	59
Home equity loans	207	223	225	189	191
Consumer direct loans	3	6	2	1	1
Credit cards	3	2	3	2	2
Consumer indirect loans	9	4	24	3	4
Total consumer loans	276	291	326	249	257
Total nonperforming loans (a)	573	625	723	619	676
OREO	49	51	35	15	14
Other nonperforming assets	1	—	2	3	2
Total nonperforming assets (a)	$623	$676	$760	$637	$692
Accruing loans past due 90 days or more	$79	$87	$49	$70	$70
Accruing loans past due 30 through 89 days	312	404	317	203	237
Restructured loans — accruing and nonaccruing (b)	302	280	304	277	283
Restructured loans included in nonperforming loans (b)	161	141	149	133	151
Nonperforming assets from discontinued operations — education lending business	4	5	5	5	6
Nonperforming loans to period-end portfolio loans (a)	.67%	.73%	.85%	1.00%	1.12%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.72	.79	.89	1.03	1.14

(a)
Nonperforming loan balances exclude $812 million, $865 million, $959 million, $11 million, and $11 million, of purchased credit impaired loans at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.

(b)
Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)

	1Q17	4Q16	3Q16	2Q16	1Q16
Balance at beginning of period	$625	$723	$619	$676	$387
Loans placed on nonaccrual status	218	170	78	124	406
Nonperforming loans acquired from First Niagara (a)	—	(31)	150	—	—
Charge-offs	(77)	(81)	(53)	(64)	(60)
Loans sold	(8)	(9)	—	—	(11)
Payments	(59)	(30)	(32)	(75)	(8)
Transfers to OREO	(11)	(21)	(5)	(6)	(4)
Transfers to other nonperforming assets	—	—	—	—	—
Loans returned to accrual status	(115)	(96)	(34)	(36)	(34)
Balance at end of period (b)	$573	$625	$723	$619	$676

(a)
During the fourth quarter of 2016, Key adjusted the estimated fair value of the First Niagara acquired loan portfolio recorded during the third quarter of 2016, resulting in a $31 million decrease in the balance of acquired nonperforming loans.

(b)
Nonperforming loan balances exclude $812 million, 865 million, $959 million, $11 million, and $11 million of purchased credit impaired loans at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016, respectively.

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
(in millions)

	1Q17	4Q16	3Q16	2Q16	1Q16
Balance at beginning of period	$51	$35	$15	$14	$14
Properties acquired — First Niagara	—	—	19	—	—
Properties acquired — nonperforming loans	11	21	5	6	4
Valuation adjustments	(2)	(2)	(2)	(2)	(1)
Properties sold	(11)	(3)	(2)	(3)	(3)
Balance at end of period	$49	$51	$35	$15	$14

KeyCorp Reports First Quarter 2017 Profit
April 20, 2017

Line of Business Results
(dollars in millions)

						Percent change 1Q17 vs.
	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16
Key Community Bank
Summary of operations
Total revenue (TE)	$908	$902	$783	$598	$595.7%		52.6%
Provision for credit losses	47	48	37	25	42	(2.1)	11.9
Noninterest expense	627	682	589	445	436	(8.1)	43.8
Net income (loss) attributable to Key	147	108	98	80	74	36.1	98.6
Average loans and leases	47,036	47,031	41,548	30,936	30,789	—	52.8
Average deposits	79,393	79,358	69,397	53,794	52,803	—	50.4
Net loan charge-offs	43	42	31	17	23	2.4	87.0
Net loan charge-offs to average total loans	.37%	.36%	.30%	.22%	.30%	N/A	N/A
Nonperforming assets at period end	$395	$412	$428	$300	$303	(4.1)	30.4
Return on average allocated equity	12.60%	9.07%	10.95%	11.76%	11.10%	N/A	N/A
Average full-time equivalent employees	10,804	11,198	9,805	7,331	7,376	(3.5)	46.5

Key Corporate Bank
Summary of operations
Total revenue (TE)	$579	$630	$556	$451	$425	(8.1)%	36.2%
Provision for credit losses	17	20	25	30	43	(15.0)	(60.5)
Noninterest expense	303	326	310	259	237	(7.1)	27.8
Net income (loss) attributable to Key	181	222	159	135	118	(18.5)	53.4
Average loans and leases	37,737	36,770	34,561	28,607	27,722	2.6	36.1
Average loans held for sale	1,097	1,223	1,103	591	811	(10.3)	35.3
Average deposits	21,003	23,172	22,708	19,129	18,074	(9.4)	16.2
Net loan charge-offs	14	26	12	27	18	(46.2)	(22.2)
Net loan charge-offs to average total loans	.15%	.28%	.14%	.38%	.26%	N/A	N/A
Nonperforming assets at period end	$197	$244	$318	$323	$375	(19.3)	(47.5)
Return on average allocated equity	24.86%	31.09%	26.72%	26.23%	22.92%	N/A	N/A
Average full-time equivalent employees	2,384	2,380	2,330	2,138	2,126.2		12.1

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful